CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
Liberty Tax, Inc.	Liberty Tax, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Reports Fiscal 2015 Third Quarter Results

Virginia Beach, Va. (March 5, 2015) - Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, today reported its results for the third fiscal quarter ended January 31, 2015.

“This has been a challenging season for us and the industry as a whole,” said John Hewitt, CEO. “Despite the fact that we have continued to outperform the paid preparer category, our office and return count growth failed to meet the standards that we have come to expect. Going forward, we are focused on driving new sales, working with existing franchisees to expand, and capitalizing on the opportunities presented by the Affordable Care Act and immigration reform.”

($ in Ms except per share data)	GAAP			Non - GAAP*
	Q3 2015	Q3 2014	Change	Q3 2015	Q3 2014	Change
Revenue	$47.7	$40.7	17%	$47.7	$40.7	17%
Operating expenses	43.4	35.5	22%	39.3	35.4	11%
Income before taxes	3.6	6.8	-47%	7.6	4.9	57%
Diluted EPS	0.13	0.28	-54%	0.29	0.20	45%
*See reconciliation of non-GAAP to GAAP measures in Table E

Income Statement
Revenues for the three months ended January 31, 2015 increased 17% to $47.7 million compared to $40.7 million in the prior year period. The increase in revenue was primarily driven by the earlier start to the tax season, along with our franchisees’ ability to generate higher net fees and higher financial product revenue. We processed a higher portion of our financial product volume through our in-house subsidiary, JTH Financial, which increased our revenue and profitability.

Reported operating expenses increased 22% to $43.4 million. Adjusted operating expenses, as reported on Table E, increased 11% to $39.3 million driven primarily by increased variable costs associated with the higher revenue. During the three months ended January 31, 2015, the Company also incurred $4.1 million in costs, including costs related to a potential loss on one of our class action lawsuits, net of recovery from a vendor involved in one of our cases.

The tax rate for the three months ended January 31, 2015 was 46.3% and is significantly higher than our year-to-date rate of 38.9%.  We anticipate the full year tax rate to be slightly less than last year.

Balance Sheet
The Company had a balance of $110.8 million on its revolving credit facility as of January 31, 2015, compared to $104.6 million as of January 31, 2014.

Operational Results - Offices
During the calendar year through February 28, 2015, the Company has processed 1,140,000 U.S. returns in its offices, a decrease of 0.7%, when compared to the same period last year. Despite the decline in return count, systemwide revenue has increased 5.7% to $311.9 million.

Dividend
As announced separately, our Board has approved the initiation of a quarterly dividend to shareholders. The first quarterly dividend of $0.16 per share will be paid on April 22, 2015 to holders of record of common stock equivalents on the close of business April 15, 2015.

Third Quarter Conference Call
At 8:30 a.m. Eastern time on Thursday, March 5, 2015, the Company will host a conference call for analysts, institutional investors and stockholders. To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S. 855-611-0856
International 518-444-5569
Conference ID Code: 91108801

The call will also be webcast in a listen-only format. The link to the webcast can be accessed on the Company's investor relations website at www.libertytax.com.

A telephonic replay of the call will be available beginning shortly after the call and continue until Thursday, March 12, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international). The conference ID code is 91108801. A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc., is the parent company of Liberty Tax Service. Liberty Tax is the fastest-growing tax preparation franchise and has prepared almost 18 million individual income tax returns in more than 4,300 offices and online. Liberty Tax’s online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 35,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying Tables E&F titled “Non-GAAP Financial Information.”

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth. These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things' uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the effect of health care reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company's ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company's annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission. The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Unaudited, amounts in thousands

	January 31,	January 31,	April 30,
	2015	2014	2014
Current assets:
Cash and cash equivalents	$3,150	$3,742	$46,080
Current receivables, net	124,482	133,566	65,656
Assets held for sale	5,613	—	4,413
Income taxes receivable	17,434	8,449	—
Deferred income tax asset	7,574	4,442	4,058
Other current assets	18,371	18,527	5,325
Total current assets	176,624	168,726	125,532

Property, equipment, and software, net	42,615	37,553	38,343
Notes receivable - non-current, net	28,050	23,645	15,824
Goodwill	3,185	6,279	2,997
Other intangible assets, net	17,358	17,645	14,295
Other assets	3,973	2,124	1,772
Total assets	$271,805	$255,972	$198,763

Current liabilities:
Current installments of long-term debt	$4,107	$6,649	$6,797
Accounts payable and accrued expenses	27,787	12,804	15,023
Due to area developers	14,980	15,390	18,236
Income taxes payable	—	—	9,676
Deferred revenue - current	6,094	6,362	6,051
Total current liabilities	52,968	41,205	55,783

Long-term debt, excluding current installments	21,778	22,337	21,691
Revolving credit facility	110,762	104,592	—
Deferred revenue - non-current	7,777	8,510	8,059
Deferred income tax liability	6,705	2,030	3,045
Total liabilities	199,990	178,674	88,578

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	—	—	—
Class A common stock, $0.01 par value per share	118	122	124
Class B common stock, $0.01 par value per share	9	9	9
Exchangeable shares, $0.01 par value	10	10	10
Additional paid-in capital	2,049	9,044	9,402
Accumulated other comprehensive income (loss), net of taxes	(1,171)	(129)	66
Retained earnings	70,800	68,242	100,574
Total stockholders' equity	71,815	77,298	110,185
Total liabilities and stockholders' equity	$271,805	$255,972	$198,763

Table B
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Three months ended January 31,
	2015	2014	% change
Revenues:
Franchise fees	$968	$1,247	-22.4%
Area developer fees	1,592	1,311	21.4%
Royalties and advertising fees	25,457	22,081	15.3%
Financial products	13,370	9,864	35.5%
Interest income	3,222	3,001	7.4%
Tax preparation fees, net of discounts	1,942	2,054	-5.5%
Other revenue	1,129	1,182	-4.5%
Total revenues	47,680	40,740	17%

Operating expenses:
Employee compensation and benefits	10,546	10,318	2.2%
Selling, general, and administrative expenses	13,041	9,121	43%
Area developer expense	9,111	7,909	15.2%
Advertising expense	8,161	5,860	39.3%
Depreciation, amortization, and impairment charges	2,527	2,267	11.5%
Total operating expenses	43,386	35,475	22.3%
Income from operations	4,294	5,265	-18.4%

Other income (expense):
Foreign currency transaction loss	(35)	(3)	NM
Gain on sale of available-for-sale securities	—	1,995	-100%
Interest expense	(683)	(464)	-47.2%
Income before income taxes	3,576	6,793	-47.4%
Income tax expense	1,657	2,737	-39.5%
Net Income	$1,919	$4,056	-52.7%

Net income attributable to common stockholders Class A and Class B	$1,779	$3,766	-52.8%

Net income per share of Class A and Class B common stock
Basic	$0.14	$0.29	-51.7%
Diluted	0.13	0.28	-53.6%

Weighted-average basic shares outstanding	12,679,286	12,991,857	-2.4%
Weighted-average diluted shares outstanding	14,227,163	14,654,666	-2.9%

Table C
Liberty Tax, Inc.
Condensed Consolidated Statement of Operations
Unaudited, amounts in thousands, except per share and share data

	Nine months ended January 31,
	2015	2014	% change
Revenues:
Franchise fees	$2,996	$3,172	-5.5%
Area developer fees	5,066	4,994	1.4%
Royalties and advertising fees	28,350	24,710	14.7%
Financial products	14,027	10,482	33.8%
Interest income	7,200	7,435	-3.2%
Tax preparation fees, net of discounts	2,848	2,682	6.2%
Other revenue	2,766	2,647	4.5%
Total revenues	63,253	56,122	12.7%

Operating expenses:
Employee compensation and benefits	28,626	24,603	16.4%
Selling, general, and administrative expenses	30,919	23,131	33.7%
Area developer expense	10,776	9,442	14.1%
Advertising expense	14,022	11,051	26.9%
Depreciation, amortization, and impairment charges	6,855	5,590	22.6%
Total operating expenses	91,198	73,817	23.5%
Loss from operations	(27,945)	(17,695)	57.9%

Other income (expense):
Foreign currency transaction loss	(45)	(15)	-200.0%
Gain on sale of available-for-sale securities	—	2,183	-100.0%
Interest expense	(1,550)	(1,066)	-45.4%
Loss before income taxes	(29,540)	(16,593)	78.0%
Income tax benefit	(11,487)	(6,244)	84.0%
Net loss	$(18,053)	$(10,349)	74.4%

Net loss per share of Class A and Class B common stock
Basic and diluted	$(1.42)	$(0.8)	77.5%

Weighted-average shares outstanding	12,742,288	12,937,734	-1.5%

Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Nine months ended January 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(18,053)	$(10,349)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	4,453	5,886
Depreciation, amortization and impairment charges	6,855	5,590
Stock-based compensation expense related to equity classified awards	2,002	1,394
Stock-based compensation income related to liability classified awards	—	(872)
Gain on bargain purchases and sales of Company-owned offices	(310)	(629)
Deferred tax expense	144	955
Gain on sale of available-for-sale securities	—	(2,183)
Changes in other assets and liabilities	(49,312)	(50,642)
Net cash used in operating activities	(54,221)	(50,850)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(74,298)	(62,218)
Payments received on operating loans to franchisees	16,410	1,532
Purchases of Company-owned offices, area developer rights, and acquired customer lists	(8,218)	(6,585)
Proceeds from sale of Company-owned offices and area developer rights	3,690	2,368
Proceeds from sale of available-for-sale securities	—	5,163
Purchases of property, equipment, and software	(9,532)	(7,652)
Net cash used in investing activities	(71,948)	(67,392)

Cash flows from financing activities:
Proceeds from the exercise of stock options	10,053	6,122
Repurchase of common stock	(35,910)	(5,174)
Repayment of amounts due to former area developers	(4,211)	(1,439)
Repayment of other long-term debt	(949)	(1,458)
Borrowings under revolving credit facility	136,565	110,694
Repayments under revolving credit facility	(25,803)	(6,102)
Payment for debt issue costs	(917)	—
Tax benefit of stock option exercises	4,776	554
Net cash provided by financing activities	83,604	103,197

Effect of exchange rate changes on cash, net	(365)	(226)
Net decrease in cash and cash equivalents	(42,930)	(15,271)
Cash and cash equivalents at beginning of period	46,080	19,013
Cash and cash equivalents at end of period	$3,150	$3,742

Supplementary cash flow data:
Cash paid for interest, net of capitalized interest	$948	$851
Cash paid for taxes, net of refunds	10,849	6,388

Table E
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Three Months Ended January 31, 2015
	Revenues	Expenses	Income from Operations	EBITDA	Income before Taxes	Net Income	Diluted EPS

As Reported	$47,680	$43,386	$4,294	$6,786	$3,576	$1,919	$0.13

Adjustments:
Litigation costs	(6)	(4,066)	4,060	4,060	4,060	2,179	0.16
Subtotal of adjustments	(6)	(4,066)	4,060	4,060	4,060	2,179	0.16

As Adjusted	47,674	39,320	8,354	10,846	7,636	4,098	0.29

Stock-based compensation expense	—	(494)	494	494

Three Months Ended January 31, 2014
	Revenues	Expenses	Income from Operations	EBITDA	Income before Taxes	Net Income	Diluted EPS

As Reported	$40,740	$35,475	$5,265	$9,524	$6,793	$4,056	$0.28

Adjustments:
Gain on available-for-sale securities	—	—	—	(1,995)	(1,995)	(1,191)	(0.08)
Restatement costs	—	(63)	63	63	63	38	—
Litigation costs	(3)	—	(3)	(3)	(3)	(2)	—
Subtotal of adjustments	(3)	(63)	60	(1,935)	(1,935)	(1,155)	(0.08)

As Adjusted	40,737	35,412	5,325	7,589	4,858	2,901	0.20

Stock-based compensation expense	—	(653)	653	653

Table F
Liberty Tax, Inc.
Non-GAAP Financial Information
Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measures and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to, not as an alternative for, our reported GAAP results.

Nine Months Ended January 31, 2015
	Revenues	Expenses	Loss from Operations	EBITDA	Loss before Taxes	Net Loss	Basic and Diluted EPS

As Reported	$63,253	$91,198	$(27,945)	$(21,135)	$(29,540)	$(18,053)	$(1.42)

Adjustments:
Executive severance(1)	—	(1,617)	1,617	1,617	1,617	988	0.08
Litigation costs	(47)	(6,196)	6,149	6,149	6,149	3,758	0.30
Subtotal of adjustments	(47)	(7,813)	7,766	7,766	7,766	4,746	0.38

As Adjusted	63,206	83,385	(20,179)	(13,369)	(21,774)	(13,307)	(1.04)

Stock-based compensation expense(3)	—	(1,408)	1,408	1,408

Nine Months Ended January 31, 2014
	Revenues	Expenses	Loss from Operations	EBITDA	Loss before Taxes	Net Loss	Basic and Diluted EPS

As Reported	$56,122	$73,817	$(17,695)	$(9,937)	$(16,593)	$(10,349)	$(0.8)

Adjustments:
Gain on available-for-sale securities	—	—	—	(2,183)	(2,183)	(1,362)	(0.11)
Executive severance(1)	—	(614)	614	614	614	383	0.03
Reclassification of stock-based compensation expense(2)	—	872	(872)	(872)	(872)	(544)	(0.04)
Restatement costs	—	(855)	855	855	855	533	0.04
Litigation costs	(49)	(60)	11	11	11	7	—
Subtotal of adjustments	(49)	(657)	608	(1,575)	(1,575)	(983)	(0.08)

As Adjusted	56,073	73,160	(17,087)	(11,512)	(18,168)	(11,332)	(0.88)

Stock-based compensation expense(3)	—	(1,294)	1,294	1,294

(1) Includes stock-based compensation expense
(2) Related to conversion from equity to liability instruments
(3) Excludes costs related to executive severance

Table G
Liberty Tax, Inc.
Operational Data
Unaudited

Tax returns processed[1]	CYTD 1/31/15	CYTD 1/31/14	Percent Change
U.S. offices	456,000	410,000	11.2%
Online	29,000	27,000	7.4%
Total tax returns processed	485,000	437,000	11.0%

Tax returns processed[1]	CYTD 2/28/15	CYTD 2/28/14	Percent Change
U.S. offices	1,140,000	1,148,000	-0.7%
Online	86,000	102,000	-15.7%
Total tax returns processed	1,226,000	1,250,000	-1.9%

[1]Return counts are rounded to the thousands and percentages are calculated on rounded amounts

The Company will provide an update of operational results through season end shortly after the tax season ends.